As filed with the Securities and Exchange Commission on November 7, 2025

Registration No. 333-290903

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bon Natural Life Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 601, Block C, Gazelle Valley, No.69, Jinye Road

High-Tech Zone, Xi’an, Shaanxi, China

People’s Republic of China 710060

0086-29-88346301

(Address and telephone number of Registrant’s principal executive offices)

The Crone Law Group P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10170

Phone: (646) 861-7891

(Name, address, and telephone number of agent for service)

With a Copy to:

Joe Laxague, Esq.

Cassi Olson, Esq.

The Crone Law Group P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10170

Phone: (646) 861-7891

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2025

PRELIMINARY PROSPECTUS

$500,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Bon Natural Life Limited

We may, from time to time, in one or more offerings, offer and sell up to $500,000,000 of our Class A ordinary shares, par value $0.025 per share (the “Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “BON.” On October 14, 2025, the last reported sale price of our Ordinary Shares on Nasdaq was $2.28 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of October 14, 2025, was approximately $13,878,293.88, which was calculated based on Ordinary Shares held by non-affiliates and the price of $2.28 per share, which was the closing price of our Ordinary Shares on Nasdaq on October 14, 2025.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 15 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are not a Chinese operating company but a Cayman Islands holding company. We conduct all of our operations through our PRC subsidiaries established in mainland China. On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a Wholly Foreign-Owned Enterprise (“WFOE”) in PRC China, Xi’an CMIT Information and Technology Co., Ltd. (“Xi’an CMIT”). Xi’an CMIT is wholly owned by our direct subsidiary in Hong Kong, Tea Essence. Due to PRC legal restrictions on foreign ownership in companies that engage in online sales China, we originally carried out our business through Xi’an App-Chem, a domestic PRC company, through a variable interest entity structure. Effective November 1, 2021, however, we reorganized our corporate structure in the PRC and are now the indirect sole shareholder of Xi’an App-Chem. Xi’an App-Chem is wholly-owned by two WFOE’s Xi’an CMIT and Xi’an Youpincui. Each of the WFOEs are in turn wholly-owned by Tea Essence, our direct wholly-owned subsidiary in Hong Kong. Xi’an App-Chem’s financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP because we have control over that entity by way of 100% equity ownership through Tea Essence, and in turn, Xi’an CMIT and Xi’an Youpincui.

See “Corporate History and Structure” for additional details.

Our organizational structure involves unique risks to investors. The PRC regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares and could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 15 of this prospectus.

We are exposed to legal and operations risks associated with having substantially all of our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct business. Changes in China’s, political or social conditions or government policies could materially and adversely affect our business and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of our China operating entities, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer, our shares to investors.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Holding Foreign Companies Accountable Act

The recently enacted Holding Foreign Companies Accountable Act (“HFCAA”), together with a recent joint statement by the United States Securities and Exchange Commission (“SEC”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not subject to inspection by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted from trading on any U.S. stock exchange. On December 29, 2022, President Biden signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the time period under the HFCAA to two consecutive years instead of three consecutive years.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “2021 Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China because of a position taken by one or more authorities in mainland China. Our auditor, located in the United States, is not subject to the 2021 Determination Report. On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”) which: (1) vacated the 2021 Determination Report and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

The audit report included in this prospectus for the year ended September 30, 2024 was issued by YCM CPA INC. (‘YCM”), which is a U.S.-based accounting firm that is registered with the PCAOB. YCM was not subject to the 2021 Determination Report. We have no intention of dismissing YCM in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB.

Cash Flows Within Our Organization

We have established clear policies and procedures to ensure effective cash oversight. Our management team is directly responsible for supervising cash management, while our finance department is responsible for establishing guidelines and procedures to be followed by all departments and operating entities. When a department or operating entity requires cash, they must first submit a cash demand plan to designated management members within our company. The plan outlines the specific amount and timing of the requested funds, and the designated management member evaluates the request based on available sources of cash and the priority of needs. Once approved, the cash allocation is sent to our finance department for a second review and further approval. To further ensure effective cash management, we regularly review our cash position and make adjustments as necessary to maximize the use of available funds. We also maintain a close relationship with our banking partners to stay informed of any changes in banking regulations or requirements that could affect our cash management activities.

The structure of cash flows within the entities in our corporate organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Xi’an CMIT and Xi’an Youpincui (the “WFOEs”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is conducted in compliance with the laws and regulations of the PRC. After foreign investors’ funds enter Bon Natural Life following an offering of securities, the funds can be directly transferred to Tea Essence, and then transferred to subordinate operating entities through the WFOE.

If were to distribute dividends, we would transfer the dividends to Tea Essence in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of January 30, 2024, the only cash transfers from Bon Natural Life Limited to its subsidiaries have been as follows: 1) On June 29, 2021, $9 million was transferred from Bon Natural Life to our Hong Kong subsidiary and then transferred to our WOFE as a capital contribution. These funds were then transferred to our subsidiary in the PRC. 2) On July 9, 2021, $1 million was transferred from Bon Natural Life to our Hong Kong subsidiary and then further transferred to our WOFE as a capital contribution. These funds were then transferred to our subsidiary in the PRC in August 2021. 3) On January 17, 2023, $630,000 was transferred from Bon Natural Life to our Hong Kong subsidiary and then transferred to our WOFE as a capital contribution. These funds were then transferred to our subsidiary in the PRC in January 2023. Other than the foregoing, there have been no intercompany cash transfers from Bon Natural Life to our subsidiaries or from our subsidiaries to Bon Natural Life.

To date, none of our subsidiaries have made any dividends or distributions to Bon Natural Life and we have not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid to shareholders in the foreseeable future.

4. Under Cayman Islands law, the Company may pay dividends on its shares out of either profit or share premium amounts, provided that in no circumstance may a dividend be paid if such payment would result in the Company being unable to pay its debts as they become due in the ordinary course of business. If we decide to pay dividends in the future, as a holding company, we will depend on receiving dividends from our PRC subsidiaries.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Current PRC regulations permit our direct PRC subsidiary, or WFOE, to pay dividends to Tea Essence Limited (HK), our Hong Kong subsidiary, only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Cash dividends, if any, on our Class A Ordinary Shares would be paid in U.S. dollars. The PRC government also imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) in the PRC, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and, if this occurs in the future, we may not be able to pay dividends in foreign currencies (i.e., U.S. dollars) to our shareholders. Furthermore, if our PRC entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we would not be able to pay dividends to our shareholders, should we desire to do so in the future.

PRC Government Permissions and Approvals

We believe that we have obtained all material licenses and permits from the PRC government authorities for our business operations in the PRC. To date, we have not been denied any such licenses and permits. However, we cannot assure you that we will always be able to successfully obtain, update or renew all the licenses or permits required for our business in a timely manner or that these licenses or permits are sufficient to conduct all of our present or future business operations. If we (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend or business operations, which may materially and adversely affect our business, financial condition and results of operations.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer securities or list in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC. At a press conference held for these new regulations, officials from the CSRC clarified that the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers, or the Existing Issuers. Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

As an Existing Issuer under the Overseas Listing Trial Measures, we would only be required to complete the filing procedures with the CSRC in connection with a new securities offering conducted after March 31, 2023. Given that the Overseas Listing Trial Measures were recently promulgated, however, there remain substantial uncertainties as to their interpretation, application, and enforcement. We cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us or otherwise tighten the PRC domestic regulations on companies indirectly listed overseas.

To the extent that we are subject to any CSRC approval, filing, other governmental authorization or requirements, whether in connection with future securities offerings or otherwise, we cannot assure you that we could obtain such approval, complete such filing, or meet other requirements in a timely manner or at all. If we fail to obtain such approval if and when needed or complete such filings or meet other requirements in a timely manner, the Chinese regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from securities offerings into China, force a delisting of our Class A Ordinary Shares, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because we currently do not possess more than one million users’ personal information, we do not believe that we are or will be subject to the cybersecurity review by the CAC. In addition, to date, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.

The date of this prospectus is [   ], 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $500,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

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COMMONLY USED DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to:

●	“App-Chem Health” are to Shaanxi App-Chem Health Industry Co., Ltd., one of our wholly owned subsidiaries incorporated on April 17, 2006 in Tongchuan City in accordance with PRC laws;

●	“App-Chem Ag-tech” are to Shaanxi App-Chem Ag-tech Co., Ltd., one of our wholly owned subsidiaries incorporated on April 19, 2013 in Dali County, Shaanxi Province in accordance with PRC laws;

●	“App-Chem Guangzhou” are to App-Chem Bio (Tech) (Guangzhou) Co., Ltd., one of our wholly owned subsidiaries incorporated on April 27, 2018 in Guangzhou City in accordance with PRC laws;

●	“Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands exempted company, its subsidiaries and its consolidated affiliated entities;

●	Bon Natural Life U.S.A.” are to Bon Natural Life U.S.A. Limited, one of our wholly owned subsidiaries incorporated on February 7, 2023 in accordance with the laws and regulations in the State of Nevada;

●	“Bozhou DT” are to Bozhou Dietary Therapy Health Technology Co., Ltd., one of our wholly owned subsidiaries incorporated on March 9, 2023 in accordance with PRC laws;

●	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong and Macau, and excluding, for the purposes of this prospectus only, Taiwan;

●	“Class A Ordinary Shares” or “Shares” are to our Class A ordinary shares, par value $0.025 per share;

●	“Class B Ordinary Shares” are to our class B ordinary shares, par value $0.001 per share;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands, as amended from time to time;

●	“Operating subsidiaries” or “PRC subsidiaries” are to Xi’an App-Chem Bio(Tech) Co., Ltd., a PRC company, and its subsidiary entities incorporated in the PRC;

●	“Tea Essence” are to Tea Essence Limited, one of our wholly owned subsidiaries incorporated on January 9, 2020 in accordance with the laws and regulations in Hong Kong;

●	“Tea Essence (Hangzhou)” are to Tea Essence Health Tech (Hangzhou) Co., Ltd., one of our wholly owned subsidiaries incorporated in Hangzhou City on March 9, 2023 in accordance with PRC laws;

●	“Tongchuan DT” are to Tongchuan Dietary Therapy Health Technology Co., Ltd., one of our wholly owned subsidiaries incorporated on May 22, 2017 in Tongchuan City in accordance with PRC laws;

●	“Xi’an App-Chem” are to Xi’an App-Chem Bio(Tech) Co., Ltd., an entity incorporated in the PRC or, depending on the context, Xi’an App-Chem Bio(Tech) Co., Ltd. and its subsidiaries;

●	“Xi’an CMIT” are to Xi’an Cell and Molecule Information Technology Limited, one of our Wholly Foreign-Owned Enterprises incorporated in the PRC;

●	“Xi’an YH” are to Xi’an Yanhuang TCM Medical Research & Development Co., Ltd., one of our wholly owned subsidiaries incorporated on September 15, 2009 in Xi’an City in accordance with PRC laws;

●	“Xi’an DT” are to Xi’an Dietary Therapy Medical Technology Co., Ltd, one of our subsidiaries incorporated on April 24, 2015 in accordance with PRC laws, with 75% equity ownership interest owned by Xi’an App-Chem;

●	“Xi’an Youpincui” are to Xi’an Youpincui Biotechnology Co., Ltd., another of our Wholly Foreign-Owned Enterprises incorporated in the PRC; and

●	“YongJinAn” are to YongJinAn Group Limited, one of our wholly owned subsidiaries we acquired in on September 19, 2024, which was incorporated in Hong Kong in accordance with Hong Kong laws.

Our reporting currency is the U.S. Dollar. The functional currency of Xi’an App-Chem and of our operating subsidiaries in the PRC is the Renminbi. See “Prospectus Summary—Business Overview.”

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described under the caption “Risk Factors” and elsewhere in this prospectus. This prospectus also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The Chinese nutritional and dietary supplements market may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the rapidly changing nature of the nutritional and dietary supplements industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, any subsequently filed prospectus supplement and our other filings with the SEC. This prospectus, any subsequently filed prospectus supplement and our annual and current reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

iv

Prospectus Summary

History and Development of the Company

We commenced our natural products and ingredients business through Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), a corporation formed in the People’s Republic of China in April of 2006. On April 23, 2006, Xi’an App-Chem received its Business License (Registration No.: 6101012116403) from the Xi’an Administration for Industry and Commerce.

On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a Wholly Foreign-Owned Enterprise (“WOFE”) in PRC China, Tea Essence Health Tech (Hangzhou) Co., Ltd.(Tea Essence (Hangzhou)). Tea Essence (Hangzhou) is wholly owned by our direct subsidiary in Hong Kong, Tea Essence.

Initial Public Offering

On June 28, 2021, the Company closed its initial public offering (“IPO”) of 8,800 ordinary shares, par value US$0.025 per share at a public offering price of $1,250.00 per share, and the Company’s ordinary shares started to trade on the Nasdaq Capital Market under the ticker symbol “BON” since June 24, 2021. On July 2, 2021, the underwriters exercised its over-allotment option to purchase an additional 1,320 shares, par value US$0.025 per share at the price of $1,250.00 per share. Gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled $12.65 million, before deducting underwriting discounts and other related expenses, resulting in net proceeds of approximately $11.3 million.

The following diagram illustrates our corporate structure as of the date of this prospectus:

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. Please see “Risk Factor -- You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.” In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

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The structure of cash flows within our organization, and the applicable regulations, are as follows:

1.	Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Tea Essence (Hangzhou) and Xi’an Youpincui (the “WFOE”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” above for additional details.

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Bon Natural Life following an offering of securities, the funds can be directly transferred to Tea Essence, and then transferred to subordinate operating entities through the WFOE.

If we distribute dividends, we will transfer the dividends to Tea Essence in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	In the reporting periods presented in this prospectus, no dividends or distributions of a subsidiary have been made to us. For the foreseeable future, we intend to use earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Xi’an App-Chem’s Operating Subsidiaries

The table below provides a summary of Xi’an App-Chem’s operating subsidiaries (“Bon Operating Companies”) and their primary business functions as of the date of this prospectus:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities

Bon Natural Life U.S.A.	February 07, 2023	U.S.A.	100%	Investment holding
Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding
YongJinAn Group	September 19,2024	Hong Kong	100% owned by Tea Essence
Xi’an CMIT	April 9, 2020	Xi’an City, PRC	100%	Investment holding
Xi’an Youpincui	September 8, 2021	Xi’an City, PRC	100%	Investment holding
PRC Subsidiaries:
Tea Essence Tech (HangZhou) Co, Ltd.	October 24, 2024	Hangzhou City, PRC	100%	WFOE, Investment holding
Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	71.333% owned by Xi’an CMIT,28.667% owned by Xi’an Youpincui	General administration and sales of the Company’s products to customers
Xi’an YH	September 15, 2009	Xi’an City, PRC	91% owned by Xi’an CMIT, 9% owned by Xi’an App-Chem	Research and development of product
Bon Operating Companies (owned by Xi’an App-Chem)
App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Registered owner of land with an area of 12,904.5 square meters, no other business activities
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by Xi’an App-Chem	Product manufacturing
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by Xi’an App-Chem	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by Xi’an App-Chem	Research and development of product
Bozhou DT	March 9, 2023	Bozhou City, PRC	100% owned by Xi’an App-Chem	Product manufacturing

All of our actual business operations are conducted through Xi’an App-Chem and its subsidiaries. Bon Natural Life Limited (the Cayman Islands holding company offering securities through the previously filed prospectus), its immediate Hong Kong subsidiary Tea Essence, and Tea Essence’s subsidiaries Xi’an CMIT and Xi’an Youpincui, function solely as holding companies.

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Business Overview

Xi’an App-Chem’s business focuses on the manufacturing of personal care ingredients, such as plant extracted fragrance compounds to perfume and fragrance manufacturers, natural health supplements such as powder drinks and bioactive food ingredient products mostly used as food additives and nutritional supplements by its customers. Xi’an App-Chem is devoted to providing high quality and competitive prices and a stable supply of products and services for the functional food, personal care, natural medicine and other industries. It provides these products and services for third party customers, as well as for its own proprietary brands. With “nourish life with natural essence” as the business concept, and “becoming an innovator (leader) of natural functional ingredients and an integrated supplier of great health industry” as the goal, after more than 14 years of efforts, Xi’an App-Chem has formed four technology platforms respectively for natural product large-scale separation, natural product safety improvement, natural product activity enhancement, and natural product function compounding. Its products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

We were co-founded by a team of top-level executives from China’s domestic natural products industry, together with experts returned from overseas. For the past 10 years, we have focused on the core needs of the natural products industry, emphasizing technological innovation and supply chain integration. We are devoted to providing a stable supply of high-quality products and services at competitive prices for the functional food, personal care, cosmetic and pharmaceutical industries. “Nourish life with natural essence” is our business concept, and “Becoming an innovative leader of natural functional ingredients and an integrated supplier for the health industry” is our goal.

Regulations Relating to Foreign Investment in China

Foreign investment law

On March 15, 2019, the National People’s Congress, or the NPC, promulgated the Foreign Investment Law of the PRC, or the Foreign Investment Law, which became effective on January 1, 2020, and replaced the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law. The organization form, organization, and activities of foreign-invested enterprises shall be governed, among others, by the PRC Company Law and the PRC Partnership Enterprise Law. Foreign-invested enterprises established in accordance with the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law before the implementation of the Foreign Investment Law may retain the original business organization and so on within five years after the implementation of the Foreign Investment Law. The Foreign Investment Law provides that that foreign investment refers to investment activities directly or indirectly conducted within China by foreign natural persons, enterprises or other entities (the “foreign investors”), which include the following forms: (a) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within PRC; (b) a foreign investor acquires stock shares, equity shares, property portions, or other like rights and interests of an enterprise within PRC; (c) a foreign investor, individually or collectively with other investors, invests in a new project within the PRC; and (d) other forms of investments under laws, administrative regulations, or provisions prescribed by the State Council of the PRC.

On December 26, 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law of the PRC, or the FIE Implementing Regulations, which became effective on January 1, 2020. The FIE Implementing Regulations strictly implements the legislative principles and purpose of the Foreign Investment Law, it emphasizes on promoting and protecting the foreign investment and refines the specific measures. On the same day, the Supreme People’s Court issued the Interpretation on the Application of the Foreign Investment Law of the PRC, which also came into effect on January 1, 2020 and provides for interpretations on the application of laws in cases of investment contracts disputes between equal parties. This interpretation shall apply to any contractual dispute arising from the acquisition of the relevant rights and interests by a foreign investor by way of gift, division of property, the merger of enterprises, division of enterprises, etc.

According to the FIE Implementing Regulations, the registration of foreign-invested enterprises shall be handled by the State Administration for Market Regulation, or the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps and deadlines, etc. However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2021 Version), or the Negative List 2021, without satisfying the relevant requirements. If a foreign investor invests in a prohibited field or industry as specified in the Negative List 2021, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administrative measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

According to the Foreign Investment Law and the FIE Implementing Regulations, Xi’an CMIT and Xi’an Youpincui have registered with the High-tech Branch of Xi’an Administration Industrial and Commercial Bureau. As the industries engaged by Xi’an CMIT and Xi’an Youpincui are not listed in the Negative List 2021, they do not need to obtain any license from other relevant competent government departments.

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Regulations Relating to Value-Added Telecommunications Services

Foreign investment in value-added telecommunications

Foreign direct investment in telecommunications companies in China is regulated by the Administrative Provisions on Foreign-Invested Telecommunications Enterprises, or the FITE Regulation, which was issued by the State Council on December 11, 2001, most recently amended on February 6, 2016. The FITE Regulation stipulates that a foreign-invested telecommunications enterprise in the PRC, or the FITE, must be established as a sino-foreign equity joint venture for operations in the PRC. Under the FITE Regulation and in accordance with WTO-related agreements, the foreign party investing in a FITE engaging in value-added telecommunications services may hold up to 50% of the ultimate equity interests of the FITE. In addition, the major foreign party as the shareholder of the FITE must satisfy a number of stringent performance and operational experience requirements, including demonstrating a good track record and experience in operating a value-added telecommunications business. The FITE that meets these requirements must obtain approvals from the Ministry of Industry and Information Technology, or the MIIT, and MOFCOM or their authorized local counterparts, which retain considerable discretion in granting approvals. Furthermore, the foreign party investing in the e-commerce business, as a type of value-added telecommunications services, has been allowed to hold up to 100% of the equity interests of the FITE based on the Circular of the Ministry of Industry and Information Technology on Removing the Restrictions on Shareholding Held by Foreign Investors in Online Data Processing and Transaction Processing (Operating E-commerce) Business issued on June 19, 2015, and the current effective Catalogue of Telecommunications Services, or the Telecom Catalog.

On July 13, 2006, the Ministry of Information Industry of the PRC, or the MII (which is the predecessor of the MIIT) promulgated the Notice of the Ministry of Information Industry on Strengthening the Administration of Foreign Investment in Value-added Telecommunications Business, or the MII Notice, which reiterates certain requirements of the FITE Regulation and strengthens the administration by the MII. Under the MII Notice, if a foreign investor intends to invest in PRC value-added telecommunications business, the foreign investor must establish a FITE and apply for the relevant license for value-added telecommunications services, or the VATS License. In addition, a domestic company that holds a license for the provision of value-added telecommunications services is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors to conduct value-added telecommunications businesses illegally in China. Trademarks and domain names that are used in the provision of value-added telecommunications services must be owned by the license holder or its shareholders. The MII Notice also requires that each VATS License holder have appropriate facilities for its approved business operations and maintain such facilities in the business regions covered by its license. The VATS License holder shall perfect relevant measures for safeguarding the network and information, establish relevant administrative policies on information safety, set up the procedures for handling network emergencies and information safety and implement the liabilities system for information safety.

Telecommunications regulations

The Telecommunications Regulations of the PRC, or the Telecom Regulations, promulgated on September 25, 2000, and most recently amended on February 6, 2016, are the primary PRC laws governing telecommunications services, which set out the general framework for the provision of telecommunications services by domestic PRC companies. The Telecom Regulations require that telecommunications service providers shall obtain licenses prior to commencing operations. The Telecom Regulations distinguish basic telecommunications services and value-added telecommunications services. The Telecom Catalog, promulgated by MII on February 21, 2003, and amended by the MIIT on December 28, 2015, and June 6, 2019, and issued as an attachment to the Telecom Regulations, identifies internet information services and online data processing and transaction processing as value-added telecommunications services.

On July 3, 2017, the MIIT issued the revised Administrative Measures for the Licensing of Telecommunications Business, or the Telecom License Measures, which became effective on September 1, 2017, to supplement the Telecom Regulations. The Telecom License Measures require that an operator of value-added telecommunications services obtain a VATS License from the MIIT or its provincial-level counterparts. The term of a VATS License is five years and the license holder is subject to the annual inspection.

Internet information services

On September 25, 2000, the State Council promulgated the Measures for the Administration of Internet Information Services, or the ICP Measures, as amended on January 8, 2011. Under the ICP Measures, the internet information service is categorized into commercial internet information services and non-commercial internet services. The operators of non-commercial internet information services must file-record with relevant governmental authorities. However, the operators of commercial internet information services in China must obtain an ICP License, from the relevant governmental authorities. And the provision of particular information services, such as news, publishing, education, healthcare, medicine, and medical device must also comply with relevant laws and regulations and obtain approval from competent governmental authorities.

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Internet information service providers are required to monitor their websites. They may not post or disseminate any content that falls within prohibited categories provided by laws or administrative regulations and must stop providing any such content on their websites. The PRC government may order ICP License holders that violate the content restrictions to correct those violations and revoke their ICP Licenses under serious conditions.

The MIIT released the Circular on Regulating the Use of Domain Names in Internet Information Services on November 27, 2017, effective from January 1, 2018, which provides that the domain names used by the internet information service provider in providing internet information services shall be registered and owned by such internet information service provider, and if the internet information service provider is a legal entity, the domain name registration shall be the legal entity (or any of its shareholders), or its principal or senior manager.

Regulations Relating to Land Use Right and Construction

Pursuant to the PRC Land Administration Law promulgated in June 1986 with the latest amendment in August 2019 (effective as of January 2020) and the PRC Civil Code, any entity that needs land for construction must obtain land use right and must register with local counterparts of Ministry of Natural Resources. Land use right is established at the time of registration.

According to the Measures for the Administration of Grant and Transfer of Right to Use Urban State-owned Land promulgated by the Ministry of Construction in December 1992 with the latest amendment in 2011, and the PRC Law on Urban and Rural Planning promulgated by the Standing Committee of the National People’s Congress in October 2007 and became effective in January 2008 with the latest amendment in April 2019, the Measures for Administration of Construction Permits of Construction Projects promulgated by the Ministry of Housing and Urban-Rural Development of the PRC (or the MOHURD) in October 1999 with the latest amendment in March 2021, and the Administrative Measures on the Filings of Inspection Upon Completion of Construction of Buildings and Municipal Infrastructure promulgated by the MOHURD in October 2009, after obtaining land use right, the owner of land use right must obtain construction land planning permit, construction works planning permit from the relevant municipal planning authority, and a construction permit from relevant construction authority in order to commence construction. After a building is completed, an examination of completion by the relevant governmental authorities and experts must be organized.

Regulations on Production and Sale of Food Products

Before 2018, the China Food and Drug Administration, or the CFDA, had the regulatory authority to oversee, administer, and enforce all laws, regulations, and rules concerning the food industry business operations in China. After the institutional reforms, the CFDA has been abolished, and relevant regulatory authority has been taken over by the SAMR under the State Council.

The food industry is subject to extensive regulations in China. The PRC laws and regulations governing the food industry primarily consist of the PRC Food Safety Law (2009), as last amended in 2021; the Implementation Regulation for the Food Safety Law of PRC (2009), as amended in 2019, or the Food Safety Regulation; the Administrative Measures for Food Production Licensing (2010), as last amended in 2020, or the Food Production Licensing Rule; and the Administrative Measures for Food Business Licensing (2015), as amended in 2017, or the Food Business Licensing Rule. Under the PRC Food Safety Law and the Food Safety Regulation, food product manufacturers and business operators shall obtain the required food production permits; food producers and business operators are subject to regular quality inspection and supervision by the local governmental agencies and their product permits may be revoked if they no longer meet the standards and requirements for food production and operation; food-producing enterprises shall establish and implement food safety management systems, such as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems; and packaging of pre-packed food shall bear a label which states manufacturing permit serial number; among other things. The State Council implements a licensing system for food product manufacture and distribution. According to the Food Production Licensing Rule, a food production license must be obtained prior to engaging in food production activities in the PRC. The Food Business Licensing Rule requires food business operators to obtain a food business license for each business entity engaging in food business operations. We have obtained the required Food Production Licenses and Food Business Licenses, as set forth in the table below:

No	License Type	License No.	License Date	Expiry Date	Holder
1	Food Production License	SC12361052300601	August 18, 2023	August 08, 2028	Xi’an App-Chem

2	Food Business License	YB2610980608581	July 18, 2023	N/A	Xi’an App-Chem

3	Food Production License	SC10661020100062	November 21, 2022	November 20, 2027	Tongchuan DT

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In addition to PRC laws and regulations, we strictly follow applicable safety regulations in all markets to which we sell our products. Through our subsidiary, Xi’an App-Chem, we have obtained REACH certification for our ambroxide in the European Union, and Generally Recognized as Safe List (“GRAS”) certification from the FDA for our clary sage. We have obtained kosher and halal certifications for certain of our products as well.

“GRAS” is an acronym for the phrase Generally Recognized As Safe. Under sections 201(s) and 409 of the U.S. Federal Food, Drug, and Cosmetic Act (the “Act”), any substance that is intentionally added to food is a food additive, that is subject to premarket review and approval by FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use, or unless the use of the substance is otherwise excepted from the definition of a food additive. General recognition of safety under for a substance under U.S. law may be achieved under either of two methods:

●	Under sections 201(s) and 409 of the Act, and FDA’s implementing regulations in 21 CFR 170.3 and 21 CFR 170.30, the use of a food substance may be GRAS either through scientific procedures or, for a substance used in food before 1958, through experience based on common use in food Under 21 CFR 170.30(b), general recognition of safety through scientific procedures requires the same quantity and quality of scientific evidence as is required to obtain approval of the substance as a food additive. General recognition of safety through scientific procedures is based upon the application of generally available and accepted scientific data, information, or methods, which ordinarily are published, as well as the application of scientific principles, and may be corroborated by the application of unpublished scientific data, information, or methods.

●	Under 21 CFR 170.30(c) and 170.3(f), general recognition of safety through experience based on common use in foods requires a substantial history of consumption for food use by a significant number of consumers.

Under 21 CFR 182.20, clary sage has been generally recognized as safe for its intended use.

REACH stands for “Registration, Evaluation, Authorization and Restriction of Chemicals”. REACH is the EU’s regulation on preventive management of all chemicals entering its market. The regulation was issued on June 1, 2007, and implemented on June 1, 2008. According to the EU REACH regulations, companies need to submit a registration to the European Chemicals Agency (ECHA) for chemical substances (substances, substances in mixtures or substances intentionally released in articles) whose annual output or import volume exceeds 1 ton in the EU in order to continue to manufacture, import or sell the chemical within the EU. Xi’an App-Chem, sells two non-food products – sclareol glycol and ambroxide – in the EU. Both of these products have EU REACH certification, which satisfies the EU safety regulations for export and allows them to be sold in compliance with the EU market rules.

We rely upon published and unpublished safety information including clinical studies on ingredients used in our products. These studies include the following:

●	“Safety and toxicity of silymarin, the major constituent of milk thistle extract: An updated review,” (a study on the use of Silymarin in humans at therapeutic doses of up to 700 mg three times a day for 24 weeks.) Some gastrointestinal discomforts occurred like nausea and diarrhea.

●	The toxicology and safety of apple polyphenol extract,” (a study on polyphenol use in humans that included a 90-day subchronic-toxicity test).

●	“Public Announcement Regarding Haematococcus Pluvialis and Other New Resource Food” [Evaluation Division of Food Safety Standard and Inspection, No. 17 issued on October 29, 2010] (evaluating the use of Stachyose as an ordinary food).

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Regulation on Product Liability

The PRC laws and regulations governing the product liability primarily consist of the PRC Product Quality Law (1993), as lately amended in 2018; Law on the Protection of the Rights and Interests of Consumers (1993), as lately amended in 2013, or the Consumers Protection Law; and the PRC Civil Code.

Under the PRC Product Quality Law, producers and vendors of defective products may incur liability for losses and injuries caused by such products. There are three circumstances under which producers or vendors can have immunity from the defective product liability: 1) the defective products are never put into the market; 2) the products defect which caused the damages did not exist when the products were put into the market; 3) the exam techniques and skills were not able to find out the defects when the products were put into the market. So far, our product quality is in conformity with the national requirements and we have passed the regulatory agency’s examination and also successfully obtained the certificates of GB/T 199001-2016/ISO 9001:2015, GB/T 22000-2006/ISO 22000:2005, ISO 9001:2008/GB/T 19001-2008 system.

Under the PRC Civil Code, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability. The Consumers Protection Law was enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products.

Under the PRC Civil Code, a customer who suffers injury from a defective product can claim damages from either the manufacturer or vendor of the defective product. And, where personal injury is caused by tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Civil Code.

Regulations Relating to Environmental Protection

Pursuant to the PRC Law on Environment Impact Assessment promulgated in 2002, most recently amended in 2018, and the Administrative Regulations on the Environmental Protection of Construction Projects promulgated in 1998, most recently amended in 2017, each construction project is required to undergo an environmental impact assessment, and an environmental impact assessment report, an assessment form, or a registration form shall be filed with or approved by the relevant governmental authorities before the commencement of construction. In the event that there is a material change in respect of the construction site, scale, nature, the production techniques employed, or the measures adopted for preventing pollution and preventing ecological damage of a given project, a new environmental impact assessment document shall be filed with or approved by the relevant governmental authorities. Moreover, in accordance with the Interim Measure on the Environmental Protection Completion Acceptance of Construction Projects promulgated in 2017, after the completion of a construction project, the construction entity is required to conduct acceptance check of the constructed supporting environmental protection facilities and deliver an acceptance report. Failure to comply with the above-mentioned regulations may subject an enterprise to fines, suspension of the construction, and other administrative liabilities and even criminal liabilities under severe circumstances.

Regulations Relating to Intellectual Property Rights

The PRC government has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks, and domain names.

Copyright. Copyright in China, including copyrighted software, is principally protected under the PRC Copyright Law, promulgated by Standing Committee of NPC in September 1990 and most recently amended in November 2020 and its implementation rules. Under the PRC Copyright Law, the term of protection for copyrighted software of legal persons is 50 years and ends on December 31 of the 50th year from the date of first publishing of the software.

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Patent. The PRC Patent Law, promulgated by Standing Committee of NPC in March 1984 and most recently amended in October 2020, provides for patentable inventions, utility models, and designs, which must meet three conditions: novelty, inventiveness, and practical applicability. The State Intellectual Property Office under the State Council is responsible for examining and approving patent applications. The protection period of a patent right is 10 years for utility models and designs and 20 years for inventions from the date of application.

Trademark. The PRC Trademark Law, promulgated by the Standing Committee of NPC in August 1982 and most recently amended in April 2019 and its implementation rules protect registered trademarks. The PRC Trademark Office of State Administration of Industry and Commerce is responsible for the registration and administration of trademarks throughout China. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where registration is sought for a trademark that is identical or similar to another trademark that has already registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registration is effective for a ten-year period from the date of approval of the trademark application unless otherwise revoked, which may be renewed for another ten years provided relevant application procedures have been completed within twelve months before the end of the validity period.

Domain Name. Domain names are protected under the Administrative Measures on the Internet Domain Names promulgated by the MIIT in August 2017. The MITT is the major regulatory body responsible for the administration of the PRC internet domain names, under supervision of which the China Internet Network Information Center is responsible for the daily administration of “.cn” domain names and the Chinese domain names. Domain name registration is handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration. We have registered http://en.appchem.cn, http://www.bnlus.com and other domain names.

Regulations Relating to Employment

Pursuant to the PRC Labor Law, promulgated by the Standing Committee of NPC in July 1994 and most recently amended in December 2018, and the PRC Labor Contract Law, promulgated by the Standing Committee of NPC in June 2007 and amended in December 2012, employers must execute written labor contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must comply with local minimum wage standards. Violation of the PRC Labor Law and the PRC Labor Contract Law may result in the imposition of fines and other administrative and criminal liability in the case of a serious violation.

In December 2012, the PRC Labor Contract Law was amended to impose more stringent requirements on the use of employees of temp agencies, who are known in China as “dispatched workers”. Dispatched workers are entitled to equal pay with full-time employees for equal work. Employers are only allowed to use dispatched workers for temporary, auxiliary, or substitutive positions, and the number of dispatched workers may not exceed 10% of the total number of employees. As of the date hereof, our consolidated subsidiaries did not use dispatched workers.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the PRC Social Insurance Law (amended in 2018), an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% of the unpaid amount per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund employers must not suspend or reduce the payment of housing provident funds for their employees. Under the circumstances where financial difficulties indeed exist due to which an employer is unable to pay or pay up housing provident funds, the permission of the labor union of the employer and the approval of the local housing provident funds commission must first be obtained before the employer can suspend or reduce their payment of housing provident funds. Where an employer does not open accounts of housing provident funds for its employees, the relevant authorities have the power to order such employer to do so within a prescribed period, failure of which can result in a fine of over RMB 10,000 and up to RMB 50,000 charged on the employer. An enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

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Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can usually be made in foreign currencies without prior approval from the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans, direct investments, repatriation of investments and investments in securities outside of China.

On March 30, 2015, SAFE issued the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, most recently amended in December 2019. Pursuant to SAFE Circular 19, the foreign exchange capital of foreign-invested enterprises is subject to the discretional foreign exchange settlement, which means the foreign exchange capital in the capital account of foreign-invested enterprises upon the confirmation of rights and interests of monetary contribution by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) may be settled at the banks based on the actual operational needs of the enterprises. The proportion of discretionary settlement of foreign exchange capital of foreign-invested enterprises is currently 100%. SAFE can adjust such proportion in due time based on the circumstances of the international balance of payments.

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective June 2016, which reiterates some of the rules set forth in SAFE Circular 19. SAFE Circular 16 provides that discretionary foreign exchange settlement applies to foreign exchange capital, foreign debt offering proceeds and remitted foreign listing proceeds, and the corresponding RMB capital converted from the foreign exchange may be used to extend loans to related parties or repay inter-company loans (including advances by third parties). However, there are substantial uncertainties with respect to SAFE Circular 16’s interpretation and implementation in practice. SAFE Circular 19 and SAFE Circular 16 may delay or limit us from using the proceeds of offshore offerings to make additional capital contributions to our PRC subsidiary and any violations of these circulars could result in severe monetary or other penalties.

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) banks must check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records and audited financial statements, and (ii) domestic entities must retain income to account for previous years’ losses before remitting any profits. Moreover, pursuant to SAFE Circular 3, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts, and other proof as a part of the registration procedure for outbound investment.

On October 23, 2019, SAFE issued Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28 allows non-investment foreign-invested enterprises to use their capital funds to make equity investments in China, provided that such investments do not violate the Negative List and the target investment projects are genuine and in compliance with laws. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

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Regulations on Dividend Distribution

According to PRC Company Law, wholly foreign-owned companies in China may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned companies are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve fund until the accumulative amount of such fund reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of a liquidation. At the discretion of the wholly foreign-owned companies, they may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Regulations on Offshore Financing

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as SAFE Circular 75. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle”. SAFE Circular 37 further requires an amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material events. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for the evasion of foreign exchange controls. We have taken steps to notify significant beneficial owners of ordinary shares whom we know are PRC residents of their filing obligations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations.

On February 13, 2015, SAFE released Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or SAFE Circular 13, most recently amended in December 2019, under which local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, starting from June 1, 2015.

SAFE Circular 3 stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of a genuine transaction, banks shall check the board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

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Regulations Relating to Stock Incentive Plans

According to the Circular of the State Administration of Foreign Exchange on Issues Relating to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the SAFE Circular 7, which was issued on February 15, 2012, and other regulations, directors, supervisors, senior management and other employees participating in any share incentive plan of an overseas publicly-listed company who are PRC citizens or non-PRC citizens residing in China for a continuous period of not less than one year, subject to certain exceptions, are required to register with the SAFE. All such participants need to authorize a qualified PRC agent, such as a PRC subsidiary of the overseas publicly-listed company to register with the SAFE and handle foreign exchange matters such as opening accounts, transferring, and settlement of the relevant proceeds. The SAFE Circular 7 further require an offshore agent to be designated to handle matters in connection with the exercise of share options and sales of proceeds for the participants of the share incentive plans. Failure to complete the said SAFE registrations may subject our participating directors, supervisors, senior management, and other employees to fines and legal sanctions.

In addition, the SAT, has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, employees working in the PRC who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are required to file documents related to employee stock options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their stock option or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC governmental authorities.

Regulations Relating to Tax

Dividend Withholding Tax

Pursuant to the PRC Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in China, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Furthermore, the Bulletin of the State Taxation Administration on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers, which became effective in January 2020, requires that where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect, gather, and retain relevant materials for future reference in accordance with the provisions of these measures, and shall accept the follow-up administration of tax authorities. Accordingly, our direct subsidiary, Tea Essence Limited (Hong Kong), may be able to enjoy the 5% withholding tax rate for the dividends they receive from Xi’an CMIT or Xi’an Youpincui, if it satisfies the conditions prescribed under SAT Circular 81 and other relevant tax rules and regulations. However, according to SAT Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Additionally, the Announcement of the State Administration of Taxation on Issues concerning “Beneficial Owners” in Tax Treaties, promulgated by the SAT on February 3, 2018, and took effect on April 1, 2018, further clarified the analysis standard when determining one’s qualification for beneficial owner status.

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Enterprise Income Tax

The principal regulations governing enterprise income tax in China are the PRC Enterprise Income Tax Law and its implementing rules, which became effective on January 1, 2008, most recently amended in December 2018. Under the PRC Enterprise Income Tax Law, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. Uncertainties exist with respect to how the PRC Enterprise Income Tax Law applies to the tax residence status of Bon Natural Life Limited and our offshore subsidiaries.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with its “de facto management bodies” located within China is considered a “resident enterprise”, meaning that it is treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementing rules of the PRC Enterprise Income Tax Law define the “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

The SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or SAT Circular 82, in 2009, and most recently amended in December 2017. According to SAT Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (a) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (b) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in China; (c) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in China, and (d) 50% or more of voting board members or senior executives habitually reside in China. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, most recently amended in June 2018, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

We do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. We believe that Bon Natural Life Limited and our offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may, therefore, be subject to PRC income tax on our global income. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

In the event that Bon Natural Life Limited or any of our offshore subsidiaries is considered to be a PRC resident enterprise: Bon Natural Life Limited or our offshore subsidiaries, as the case may be, may be subject to the PRC enterprise income tax at the rate of 25% on our worldwide taxable income; dividend income that Bon Natural Life Limited or our offshore subsidiaries, as the case may be, received from our PRC subsidiaries may be exempt from the PRC withholding tax; and interest paid to our overseas shareholders or Shares holders who are non-PRC resident enterprises as well as gains realized by such shareholders or Shares holders from the transfer of our shares or Shares may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of up to 10%, subject to any reduction or exemption set forth in relevant tax treaties, and similarly, dividends paid to our overseas shareholders or Shares holders who are non-PRC resident individuals, as well as gains realized by such shareholders or Shares holders from the transfer of our shares or Shares, may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of 20%, subject to any reduction or exemption set forth in relevant tax treaties. “Risk Factor—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or Shares holders.”

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SAT issued Bulletin of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises, or SAT Bulletin 7, on February 3, 2015, which replaced or supplemented certain previous rules under the Circular of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Incomes from Equity Transfers of Non-Resident Enterprises, or SAT Circular 698. Under SAT Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immovable properties in China, and equity investments in PRC resident enterprises. In respect of an indirect offshore transfer of assets of a PRC establishment, the relevant gain is to be regarded as effectively connected with the PRC establishment and therefore included in its enterprise income tax filing, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. There is uncertainty as to the implementation details of SAT Bulletin 7. If SAT Bulletin 7 was determined by the tax authorities to be applicable to some of our transactions involving PRC taxable assets, our offshore subsidiaries conducting the relevant transactions might be required to spend valuable resources to comply with SAT Bulletin 7 or to establish that the relevant transactions should not be taxed under SAT Bulletin 7.

On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

Where the payers fail to withhold any or sufficient tax, the non-PRC residents, as the transferors, are required to declare and pay such taxes to the tax authorities on their own within the statutory time limit. Failure to comply with the tax payment obligations by the non-PRC residents will result in penalties, including full payment of taxes owed, fines ranging from fifty percent to five times the amount of unpaid or underpaid tax, and default interest on those taxes.

Enterprises that are recognized as high and new technology enterprises in accordance with the Administrative Measures for the Determination of High and New Tech Enterprises issued by the Ministry of Science, or the MOF, and the SAT are entitled to enjoy a preferential enterprise income tax rate of 15%. Under which the validity period of the high and new technology enterprise qualification shall be three years from the date of issuance of the certificate. An enterprise can re-apply for such recognition as a high and new technology enterprise before or after the previous certificate expires.

PRC Value-Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the PRC, which was promulgated by the State Council on December 13, 1993, most recently amended on December 19, 2017, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the PRC, which was promulgated by the MOF, and SAT on December 25,1993, and became effective on January 1, 2009, and as amended on October 28, 2011, any entity or individual conducting product sales is required to pay a value-added tax, or VAT, on the gross sales price of goods. VAT rates range up to 17%, depending on the type of products sold. On March 21, 2019, MOF, SAT and the General Administration of Customs jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which became effective on April 1, 2019 and provides that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10% respectively, such tax rates shall be adjusted to 13% and 9%, respectively; (ii) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products.

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Regulations Relating to Overseas Listing and M&A

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Although the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like our recent IPO are subject to the M&A Rules, the interpretation, and application of the regulations remain unclear, and any future offerings may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for a future securities offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

The M&A Rules and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

In addition, according to the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council on February 3, 2011, and which became effective on March 4, 2011, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by MOFCOM on August 25, 2011, and which became effective on September 1, 2011, the Measures for the Security Review of Foreign Investments issued by MOFCOM and NDRC on December 19, 2020, which became Effective on January 18, 2021, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks described below, you should carefully consider the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended September 30, 2024, filed with the SEC on January 28, 2025, as amended on April 16, 2025, any subsequent annual report on Form 20-F filed with the SEC and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities. In addition, prospective U.S. Holders (as such term is defined in the discussion of “Taxation” in our annual report on Form 20-F for the year ended September 30, 2024) should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks discussed in the documents incorporated by reference in this prospectus.

Risks Related to Our Corporate Structure

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020. Along with the Foreign Investment Law, the Implementing Rules of Foreign Investment Law promulgated by the State Council and the Interpretation of the Supreme People’s Court on Several Issues Concerning the Application of the Foreign Investment Law promulgated by the Supreme People’s Court became effective on January 1, 2020. Since the Foreign Investment Law and its current implementation and interpretation rules are relatively new, uncertainties still exist in relation to their further application and improvement.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list”. It is unclear whether the “negative list” to be published pursuant to the Foreign Investment Law will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2021 Version). The Foreign Investment Law provides that foreign-invested entities operating in “restricted” industries will require market entry clearance and other approvals from relevant PRC government authorities. As of the date hereto, the current business activities of our PRC subsidiaries are not within the “negative list”, and foreign investors are allowed to hold 100% equity interests of our PRC subsidiaries under the Foreign Investment Law. We have no plans at the present to substantially change our PRC subsidiaries’ business activities in the future. However, it’s uncertain whether we will engage in business activities that are in the “negative list”, as the “negative list” may be amended from time to time.

Risks Related to Legal Uncertainty and Doing Business in China

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

As all of our business operations are conducted in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with little advance notice, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,
●	Result in negative publicity or increase our operating costs,

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●	Require significant management time and attention, and
●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China-based internet giants. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Later on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), which reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review.

Our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021 version) was newly adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities. Uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

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If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), which were published for public comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

However, as of the date of this prospectus, the Draft Rules Regarding Overseas Listing have not yet gone into effect, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals or to fulfill any record-filing requirements. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. If we do not receive any required approvals or record-filing or if we incorrectly conclude that approvals or record-filing are not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or ex-post record-filing for this offering and any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

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As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

All of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

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We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our ingestible products include milk thistle extracts, apple polyphenol and other ingredients and are classified as foods or raw materials of dietary supplements and, unlike prescription medication, our product formulas are not subject to pre-market regulatory approval with respect to medical efforts in China in which our products are distributed. Our products could contain contaminated substances, and some of our products contain some ingredients that do not have long histories of human consumption. We rely upon published and unpublished safety information including clinical studies on ingredients used in our products. These studies include “Safety and toxicity of silymarin, the major constituent of milk thistle extract: An updated review” [available at https://onlinelibrary.wiley.com/doi/abs/10.1002/ptr.6361], “The toxicology and safety of apple polyphenol extract” [available at https://www.sciencedirect.com/science/article/abs/pii/S0278691504000493?via%3Dihub], “Public Announcement Regarding Haematococcus Pluvialis and Other New Resource Food” [Evaluation Division of Food Safety Standard and Inspection,” No. 17 issued on October 29, 2010] [available at http://www.nhc.gov.cn/sps/s7891/201011/7957c2f1326c4990b5e67ce2d3ceb783.shtml?from=singlemessage&isappinstalled=0] (indicating that Stachyose is a safe ordinary food) and other reports by independent research institutions. In addition, stachyose is permitted for ordinary food production by the Ministry of Health of China. We do not, however, conduct or sponsor clinical studies of our products. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we may be subjected to various product liability claims, including that (i) the products contain contaminants, (ii) the products include inadequate instructions as to their uses, or (iii) the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income.

Food safety regulations regarding the raw ingredients for our products may restrict, inhibit or delay our ability to sell our products.

Before 2018, the China Food and Drug Administration, or the CFDA, had the regulatory authority to oversee, administer and enforce all laws, regulations and rules concerning the food industry business operations in China. After the institutions reformed, the CFDA has been abolished, and relevant regulatory authority has been taken over by the State Administration for Market Regulation, or the SAMR, under the State Council.

The food industry is subject to extensive regulations in China. The PRC laws and regulations governing the food industry primarily consist of the PRC Food Safety Law (2009), as last amended in 2018; the Implementation Regulation for the Food Safety Law of PRRC (2009), or the Food Safety Regulation, as amended in 2019; the Administrative Measures for Food Production Licensing (2010), or the Food Production Licensing Rule, as amended in 2020; and the Administrative Measures for Food Business Licensing (2015), or the Food Business Licensing Rule, as amended in 2017. Under the PRC Food Safety Law and the Food Safety Regulation, food product manufacturers and business operators shall obtain the required food production permits; food producers and business operators are subject to regular quality inspection and supervision by the local governmental agencies and their product permits may be revoked if they no longer meet the standards and requirements for food production and operation; food-producing enterprises shall establish and implement food safety management systems, such as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems; and packaging of pre-packed food shall bear a label which states manufacturing permit serial number; among other things. The State Council implements a licensing system for food product manufacture and distribution. According to the Food Production Licensing Rule, a food production license must be obtained prior to engaging in food production activities in the PRC. The Food Business Licensing Rule requires food business operators to obtain a food business license for each business entity engaging in food business operations. We have obtained the required Food Production Licenses and Food Business Licenses for related products. In order for our business to continue, we must continue to comply with all government inspection and licensing requirements. If we were to have an unsatisfactory inspection, or otherwise fail to comply with government safety regulations in all respects, our ability to continue operations and to continue to sell our products may be inhibited or delayed. Additionally, the term of Food Production Licenses and Food Business Licenses is 5 years. We have been closely monitoring the status of all the permits and have applied for renewal before the relevant licenses expired. The failure to renew the relevant licenses and/or registrations may subject us to fines or sanctions which will have negative impact on our production.

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Any disruption of our factories or our suppliers’ factories could materially and adversely affect our business and results of operations.

Currently, our products are primarily produced at our factories located in China. We also rely on our suppliers to produce raw materials and components of our products. Nevertheless, natural disasters or other unanticipated catastrophic events, including storms, fires, explosions, earthquakes, terrorist attacks and wars, as well as changes in governmental planning for the land where our factories or our suppliers’ factories are located could significantly impair our ability to manufacture our products and operate our business. Catastrophic events could also destroy the inventories stored in and those suppliers’ factories. The occurrence of any catastrophic event could result in the temporary or long-term closure of manufacturing facilities, and severely disrupt our business operations.

In addition, the factories are subject to fire control and environmental inspections and regulations. As of the date of this prospectus, we cannot assure you that all the factories were in strict compliance with such fire control and environmental inspections and regulations based on our knowledge. If such facilities fail to rectify and pass the fire control and environmental inspections or comply with relevant fire control and environmental requirements relating to production activities in a timely manner, they may be subject to fines, cohesive rectification, suspension and closure, which may materially and adversely affect the production of our factories and in turn may impact our business. In the event of any changes in the PRC laws and/or regulations and/or government policies on environmental protection and more stringent requirements are imposed on Company, we may have to incur extra costs and expenses to comply with such requirements and our business and results of operations may be adversely affected. In addition, such facilities are also subject to health and safety laws and regulations imposed by the PRC governmental authorities to ensure a healthy and safe production environment. Failure to comply with the existing and future health and safety laws and regulations could subject the factories to monetary damages and fines, disruption to production plans, suspension of their operations, which may in turn materially and adversely affect our business operations. Furthermore, if any on-site personnel at such facilities is suspected of having any communicable diseases, such as COVID-19, such facilities may be subject to temporary closure and quarantine requirements, which may in turn materially and adversely affect our business operations.

Furthermore, various special equipment, such as boilers, pressure vessels, pressure pipes, and elevators, was in use on-site in these factories, which involve a high degree of safety risks. Proprietors using special equipment shall, before or within 30 days after such special equipment is put into use, handle registration with the department in charge of the supervision and administration of special equipment safety and obtain the registration license. The operators and relevant managerial staff may not engage in corresponding operations or management until they pass certain examination and acquire the certificates of special operators. As of the date of this prospectus, we cannot assure you that all such special equipment has been registered with the local governmental authorities as legally required or all operators and relevant managerial staff have obtained relevant qualifications. Failure to comply with such regulations may subject the factories to orders to take corrective action within a stipulated time, fines and suspension of their operations, which may in turn materially and adversely affect our business operations.

Besides, some of our factories are located on leased properties. Though such leases are renewable upon expiration, our ability to renew existing leases upon their expiration is crucial to our production activities, operations and profitability. If we are unable to negotiate for a renewal of the relevant leases, we may be forced to relocate our production bases and it may be difficult and costly to replace or relocate our factories and equipment on a timely basis. We have not registered the lease agreement relating to our factories and offices with the PRC governmental authorities as required by PRC law and thus we may be ordered by the PRC government authorities to rectify such noncompliance or we may be subject to fines imposed by PRC government authorities. See also “We are subject to risks relating to our leased properties.”

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If we experience any unanticipated disruptions to us or our suppliers or if we are unable to renew our current leases, our production will be severely disrupted, which may in turn materially and adversely affect our business, financial condition and results of operations.

We are subject to risks relating to our leased properties.

We lease certain real properties from third parties primarily for our production facilities and offices in China, and such lease agreements for these properties have not been registered with the PRC governmental authorities as required by PRC law. Although the failure to do so does not in itself invalidate the leases, we may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, we may be subject to fines imposed by PRC government authorities ranging from RMB1,000 and RMB10,000 for each lease agreement that has not been registered with the relevant PRC governmental authorities.

The ownership certificates or other similar proof of our leased properties have not been provided to us by the relevant lessors. Therefore, we cannot assure you that such lessors are entitled to lease the relevant real properties to us. If the lessors are not entitled to lease the real properties to us and the owners of such real properties decline to ratify the lease agreements between us and the respective lessors, we may not be able to enforce our rights to lease such properties under the respective lease agreements against the owners. As of the date of this prospectus, we are not aware of any claim or challenge brought by any third parties concerning the use of our leased properties without obtaining proper ownership proof. If our lease agreements are claimed as null and void by third parties who are the real owners of such leased real properties, we could be required to vacate the properties, in the event of which we could only initiate the claim against the lessors under relevant lease agreements for indemnities for their breach of the relevant leasing agreements. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if we are unable to relocate our officers in a timely manner, our operations may be interrupted.

We may not be able to protect our intellectual property rights.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws in China. Intellectual property protection may not be sufficient in China. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our patent rights in China. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

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Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the report based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. According to Article 177 of the PRC Securities Law which was amended in December 2019, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties, leaving no mechanism to obtain information or conduct an investigation, if necessary.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. Our subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary and its subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company shall be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. Subject to above-referenced limitations and at the discretion of board of directors, the accumulated profits after appropriation of statutory surplus reserve available for dividends were $18,741,685 and $18,703,996 as of September 30, 2024 and 2023, respectively. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. As of September 30, 2024, the statutory surplus reserves of our PRC subsidiary and its subsidiaries, as percentage of their respective registered capitals, ranged from 2% to 41% and averaged 25% in the aggregate.

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To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if, among other requirements, the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Under the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the State Administration of Taxation, or the SAT, on February 20, 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiary, if it satisfies the conditions prescribed under the SAT Circular 81, and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC laws, legal documents for corporate transactions, including agreements and contracts, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation authorities.

In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible person will submit the application which will then be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of any securities offerings to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiary in China.

Any loans to our PRC subsidiary in China, which is treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. In addition, a foreign-invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign-invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Circular of the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from an offering of our securities, to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or the non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiary when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we may receive from any securities offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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Although the audit reports included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.

The audit report included in this prospectus for the year ended September 30, 2024 was issued by YCM CPA INC. (‘YCM”), which is a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing YCM in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), enacted in December 2020, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 29, 2022, President Biden signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the time period under the HFCAA to two consecutive years instead of three consecutive years.

On December 16, 2021, the PCAOB issued the Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China of the China or Hong Kong, because of a position taken by one or more authorities in China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and out securities.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

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Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from any securities offerings into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Shares.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, promulgated by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions that are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who control, or have prior to the implementation of SAFE Circular 37 controlled, directly or indirectly of offshore special purpose vehicles, or SPVs, will be required to register such investments with the SAFE or its local branches. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by PRC residents in the SPVs, by means of acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contribution into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investment and outbound overseas direct investment, including those required under the SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

These regulations may have a significant impact on our present and future structuring and investment. We have requested or intend to take all necessary measures to require our shareholders who to our knowledge are PRC residents to make the necessary applications, filings and amendments as required under these regulations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. We further intend to structure and execute our future offshore acquisitions in a manner consistent with these regulations and any other relevant legislation. However, because it is presently uncertain how the SAFE regulations and any future legislation concerning offshore or cross-border transactions will be interpreted and implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, we cannot provide any assurances that we will be able to comply with, qualify under, or obtain any approvals required by the regulations or other legislation. Furthermore, we cannot assure you that any PRC shareholders of our company or any PRC company into which we invest will be able to comply with those requirements. Any failure or inability by such individuals or entities to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant governmental authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans of overseas, publicly listed company may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies before they obtain the incentive shares or exercise the share options. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC citizens residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Circular of the State Administration of Foreign Exchange on Issues Relating to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the SAFE Circular 7, promulgated by the SAFE in 2012. Pursuant to the SAFE Circular 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Since We are an overseas listed company pursuant to the SAFE Circular 7, our executive officers and other employees who are PRC citizens or non-PRC citizen residing in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines of up to RMB300,000 for entities and up to RMB50,000 for individuals, and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

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We believe that Bon Natural Life Limited is not a PRC resident enterprise for PRC tax purposes. See “Regulation—Regulations Relating to Tax—Enterprise Income Tax.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that Bon Natural Life Limited or any of our offshore subsidiaries is a PRC resident enterprise for enterprise income tax purposes, we and our offshore subsidiary will be subject to PRC enterprise income on their worldwide income at the rate of 25%, which would materially reduce our net income. Furthermore, if we are treated as a PRC tax resident enterprise, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of Bon Natural Life Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Bon Natural Life Limited is treated as a PRC resident enterprise.

We may incur liability for unpaid taxes, including interest and penalties.

In the normal course of business, our Company may be subject to challenges from various PRC taxing authorities regarding the amounts of taxes due. PRC taxing authorities may take the position that the Company owes more taxes than it has paid. The Company recorded tax liabilities of $3.7 million as of September 30, 2024, primarily including $1.7 million in income tax payable and $1.4 million in unpaid value added taxes (“VAT” tax). It is possible that the tax liability of the Company for past taxes may be higher than those amounts, if the PRC authorities determine that we are subject to interest and penalties or that we have not paid the correct amount. To the extent our Company is unable to settle its tax liabilities as scheduled, or interest and penalties on unpaid tax liabilities assessed by tax authorities greatly exceed management’s estimates, our financial condition and operating results may be negatively impacted.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued a Bulletin of State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfer of Properties by Non-resident Enterprises, or SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. Pursuant to SAT Bulletin 7, an “Indirect Transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

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On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Under the “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and we may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and SAT Bulletin 37. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our operating subsidiary in China, including reduced enterprise income tax rates. For example, under the PRC Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. According to the Administrative Measures for the Accreditation of High-tech Enterprises promulgated by three PRC regulatory agencies, including SAT, the qualification of high and new enterprise is effective for a renewable three-year permitted. If our operating subsidiary fails to renew the qualification of high and new enterprise, it will be subject to the statutory enterprise income tax rate of 25%. In addition, our operating subsidiary enjoys local government subsidies. Any increase in the enterprise income tax rate applicable to our PRC subsidiary or our operating subsidiary in China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by our operating subsidiary in China, could adversely affect our business, financial condition, and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest, and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

Companies operating in China are required to participate in mandatory employee social security schemes that are organized by municipal and provincial governments, including pension insurance, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing provident funds. Such schemes have not been implemented consistently by the local governments in China given the different levels of economic development in different locations, but generally require us to make contributions to employee social security plans at specified percentages of the salaries, bonuses and certain allowances of our eligible full-time employees, up to a maximum amount specified by the local government from time to time. We have accrued in financial statements but not made full contributions to the social insurance and housing provident funds in accordance for our eligible full-time employees as required by the relevant PRC laws and regulations. As the date of this rospectus, none of our subsidiaries had received any notice from local authorities or any claim or request from the employees in this regard. Our failure to make full contributions to social insurance and to comply with applicable PRC labor-related laws regarding housing funds may subject us to late payment penalties and other fines or labor disputes, and we could be required to make up the contributions for these plans, which may adversely affect our financial condition and results of operations.

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According to applicable PRC laws and regulations, employers must open social insurance registration accounts and housing provident fund accounts and pay social insurance and housing provident funds for employees. Our PRC subsidiary or some its subsidiaries have not opened social insurance registration accounts or housing provident fund accounts. We may be subject to penalties imposed by the local social insurance authorities and the local housing provident fund management centers for failing to discharge our obligations in relation to payment of social insurance and housing provident funds as an employer.

Our failure to fully comply with PRC construction-related laws may expose us to potential penalties.

Our PRC subsidiary has rented a factory in Weinan, Shaanxi for use as our Weinan Raw Materials and Ingredients Production Site (See “History and Organizational Structure—Property, Plants, and Equipment — Weinan Raw Materials and Ingredients Production Site”). The landlord constructed some buildings of this production site without obtaining the planning permits, construction permits, or going through the completion filing, fire safety filing, or environmental protection procedures in accordance with the PRC laws and regulations. Such failure to comply with the relevant laws and regulations may subject us to administrative penalties, including but not limited to paying fines, being required to stop using or demolishing such buildings. As the date of this rospectus, our PRC subsidiary and its subsidiaries have not received any notice or any claim from the local authorities with respect to such buildings. We will urge the landlord to apply for relevant permits and handle relevant procedures or filings with the local authorities.

Such buildings are mostly used as the warehouses. If the local authorities require us to stop using such buildings, we will need to rent new warehouses, which may affect our normal operations and cause operating losses. But we believe that the amount of the loss will not exceed 3% of the Company’s sale revenues. In addition, the lease term of this production site will expire on March 11, 2025. At that time, we may not renew the lease of this production site and may transfer the production to a new production base.

Risks Related to our Securities

The trading price for our Shares may fluctuate significantly, which could result in substantial losses to investors.

Our Shares are listed on the Nasdaq Capital Market under the symbol “BON.” We can provide no assurance that the trading price of our Shares will not decline. As a result, investors in our securities may experience a significant decrease in the value of their Shares.

The trading price of our Shares can be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

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●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Shares, the market price for our Shares and trading volume could decline.

The trading market for our Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Shares, the market price for our Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline.

The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price.

Sales of substantial amounts of our Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Shares and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares.

We have experienced Nasdaq compliance deficiencies in the past, and we are currently subject to a panel monitor, which could adversely affect the trading and liquidity of our securities.

We have previously received notices of non-compliance from Nasdaq relating to continued listing requirements for the Nasdaq Capital Market. While we have taken steps to address these deficiencies, there can be no assurance that we will be able to maintain compliance with Nasdaq’s continued listing standards in the future. In addition, we are currently subject to monitoring by a Nasdaq Hearings Panel, which may impose additional conditions on our continued listing. If we fail to comply with Nasdaq’s requirements or any conditions imposed by the Panel, our securities could be subject to accelerated delisting. Delisting could materially and adversely affect the liquidity of our securities, limit our access to capital markets, and negatively impact investor confidence and the value of our securities.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Shares will likely depend entirely upon any future price appreciation of our Shares. There is no guarantee that our Shares will appreciate in value or even maintain the price at which you purchased the Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment in our Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association of such companies, and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we will continue to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of the Nasdaq Stock Exchange by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions with only independent directors; or

●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Exchange.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the years ended September 30, 2024 and 2023, we identified several material weaknesses in our internal control over financial reporting and other control deficiencies as of September 30, 2024. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

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The material weaknesses identified to date relate to a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements.

Following the identification of the material weaknesses and control deficiencies, we have taken remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; and (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control.

As of the date of this prospectus, we have not fully addressed the above-referenced weaknesses. However, we have made progress in implementing remedial measures, specifically:

●	We have hired two additional mid-level financial staff in late 2020, one of whom has been staffed in financial reporting unit and the other in internal control department. In addition, we appointed Wallace Lee as our CFO on April 17, 2023, who has extensive financial and tax experience in public companies in the U.S. with U.S. Certified Public Accountant qualifications.

●	Since September 30, 2020, the management team, including our chief executive officer, Mr. Yongwei Hu, our chief financial officer, Mr. Wallace Lee, and other management team members of our PRC subsidiary and its subsidiaries in the PRC have held internal meetings, discussions, trainings, and seminars on a monthly basis to review our financial statements and operational performance and to identify areas to improve our internal control procedures.

●	We have appointed directors and established an audit committee;

The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our ordinary shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a passive foreign investment company, or PFIC, for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. Fluctuations in the market price of our Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—United States Federal Income Tax Considerations”) holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement subsequently filed with the SEC or in a report of foreign issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

DESCRIPTION OF SHARE CAPITAL

The following is a description of material terms of our Memorandum and Articles of Association. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, copies of which may be obtained from us as set forth under “Where You Can Find Additional Information.”

A.	Share Capital

As of the date of this prospectus, our company’s authorized share capital is US$25,100,000 divided into (a) 1,000,000,000 class A ordinary shares of a par value of US$0.025 each, (b) 50,000,000 class B ordinary shares of a par value of US$0.001 each and (c) 50,000,000 preference shares of a par value of US$0.001 each. As of the date of this prospectus, 6,086,971 Class A ordinary shares and 2,041,839 class B ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

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B.	Memorandum and Articles of Association

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act (Revised) of the Cayman Islands (the “Companies Act”), insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Preference Shares. Our preference shares may be issued in the future, upon approval of the Board of Directors, in one or more classes or series, with rights and limitations of each class or series with regard to voting, dividends, convertibility, and other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, as may be designated by the Board for each designated class.

Dividends. The holders of our shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Act, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. Every holder of Class A Ordinary Shares shall have one vote for each Class A Ordinary Share of which he or the person represented by proxy is the holder and every holder of Class B Ordinary Shares shall have one hundred (100) votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. Unless otherwise required under the Companies Act or by the articles of association, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders..

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. The shares may, among other things, be subdivided or consolidated by ordinary resolution.

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Transfer of Class A Ordinary Shares. Any holder may transfer all or any of his or her Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. Subject to any rights attaching to any shares of the Company, on a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Act and our articles of association permit us to purchase, redeem or otherwise acquire our own shares. In accordance with our articles of association and provided the necessary corporate approvals have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of (i) further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company or (ii) preferred shares with preferred or other rights prescribed according the articles of association including, without limitation, the creation of shares with enhanced or weighted voting rights..

Issuance of Additional Shares. Our memorandum and articles of association authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that limits the ability of shareholders to requisition and convene general meetings of shareholders, such that shareholders requisitioning a meeting must hold not less than ten percent of the paid up voting share capital of the company

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	does not have to make its register of members open for inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

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General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
●	whether the debt securities will be our senior or subordinated securities;
●	whether the debt securities will be our secured or unsecured obligations;
●	the applicability of and terms of any guarantees;
●	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;
●	any optional or mandatory sinking fund provisions;
●	any conversion or exchangeability provisions;
●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
●	any events of default not set forth in this prospectus;
●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
●	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
●	whether the debt securities will be issued in the form of global securities or certificates in registered form;
●	any listing on any securities exchange or quotation system;
●	additional provisions, if any, related to defeasance and discharge of the debt securities; and
●	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

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Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;
●	our ability to make certain payments, dividends, redemptions or repurchases;
●	our ability to create dividend and other payment restrictions affecting our subsidiaries;
●	our ability to make investments;
●	mergers and consolidations by us;
●	sales of assets by us;

●	our ability to enter into transactions with affiliates;
●	our ability to incur liens; and
●	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

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(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without each holder’s consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;
●	default in any payment of principal or premium when due;
●	default in the deposit of any sinking fund payment when due;
●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

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We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

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Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies in which the price of such warrants will be payable;
●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
●	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;
●	the number of rights issued to each shareholder;
●	the extent to which the rights are transferable;
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;
●	the amount of rights outstanding;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, equity securities, or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, equity securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

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In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;
●	sell ordinary shares short and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or
●	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 annual report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
FINRA Fee	$	*
Legal fees and expenses	$	**
Printing and engraving expenses	$	**
NASDAQ Listing of Additional Shares Fee	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*	The registrant is registering an indeterminate number of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
**	To be provided by a prospectus supplement or as an exhibit to a report of foreign issuer on Form 6-K that is incorporated by reference into this registration statement.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 annual report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since                 , 2025.

LEGAL MATTERS

Crone Law Group, P.C., our legal counsel in the United States, is our lead counsel with regard to this Registration Statement. Certain legal matters as to Cayman Island law will be passed upon for us by Ogier, our independent legal counsel in the Cayman Islands.

EXPERTS

The consolidated financial statements in the 2024 annual report, as amended, included by reference in this prospectus have been so included in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of YCM CPA INC. is located at 4482 Barranca Parkway, Suite 239, Irvine, CA 92604.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the class A ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our class A ordinary shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below  and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on August 4, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on July 21, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on July 11, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on July 2, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on June 16, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on June 3, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on May 22, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on May 16, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on May 5, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on April 11, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on April 3, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on March 17, 2025;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on February 28, 2025; and
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on January 3, 2025.

Our annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on January 28, 2025, as amended on April 16, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Each person, including any beneficial owner, may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or orally contacting us at the following address:

Bon Natural Life Limited

Room 601, Block C, Gazelle Valley, No.69, Jinye Road

High-Tech Zone, Xi’an, Shaanxi, China

People’s Republic of China

0086-29-88346301

These reports may also be obtained on our website at: http://www.bnlus.com/. None of the information on our website is a part of this prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in mainland China. In addition, all of our officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed The Crone Law Group as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our counsel as to Cayman Islands law that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

-	is given by a foreign court of competent jurisdiction;

-	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

-	is final and conclusive;

-	is not in respect of taxes, a fine or a penalty;

-	was not obtained by fraud; and

-	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Our PRC counsel has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between mainland China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between mainland China and the United States for the mutual recognition and enforcement of court judgments. Our PRC counsel has further advised us that under PRC laws and regulations, courts in mainland China will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in mainland China difficult.

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PROSPECTUS

BON NATURAL LIFE LIMITED

$500,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

PUBLIC OFFERING

                         , 2025

Dealer Prospectus Delivery Obligation

Until                               , 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that, to the extent permitted by the Companies Act, we may indemnify all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or (b) is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Item 9. Exhibits

Exhibit No.	Description
3.1**	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5*	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6*	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Ogier
23.1	Consent of YCM CPA INC., an independent registered public accounting firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed previously.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xi’an, the People’s Republic of China, on November 7, 2025.

Bon Natural Life Limited

By:	/s/ Yongwei Hu
Yongwei Hu
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

Powers of Attorney

Each person whose signature appears below constitutes and appoints Yongwei Hu as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yongwei Hu	Chief Executive Officer and Chairman of the Board of Directors	November 7, 2025
Name: Yongwei Hu	(Principal Executive Officer)

/s/ Wallace Lee	Chief Financial Officer and Director	November 7, 2025
Name: Wallace Lee	(Principal Accounting and Financial Officer)

/s/ Jianjun Gao	Director	November 7, 2025
Name: Jianjun Gao

/s/ Jing Chen	Director	November 7, 2025
Name: Jing Chen

/s/ Zhixiang Gao	Director	November 7, 2025
Name: Zhixiang Gao

/s/ Jing Liu	Director	November 7, 2025
Name: Jing Liu

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